UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-6740

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2009, White River Capital, Inc. (“White River”) amended its Articles of Incorporation (the “Articles Amendment”) to delete Article 4 thereof in its entirety, which provided the name and address of White River’s registered office and registered agent.  Because White River has filed a statement of change with the Indiana Secretary of State to update the name and address of White River’s registered agent and registered office, the Indiana Business Corporation Law does not require that White River’s Articles of Incorporation provide this information.

The Articles Amendment was approved by White River’s Board of Directors on May 20, 2009, and became effective on May 22, 2009 by the filing of articles of amendment to White River’s Articles of Incorporation with the Indiana Secretary of State.

The foregoing description of the Articles Amendment is not complete and is qualified in its entirety by reference to the full text of the Articles Amendment, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to White River’s Articles of Incorporation, effective May 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: May 26, 2009

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to White River’s Articles of Incorporation, effective May 22, 2009